Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Tricia L. Fulton, the Chief Financial Officer of Helios Technologies (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended April 3, 2021 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 11, 2021

/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer
(Principle Financial and Accounting Officer)